Exhibit 4.1

MERITAGE HOMES CORPORATION,

THE GUARANTORS
named herein

and

WELLS FARGO BANK, National Association, as Trustee

INDENTURE

Dated as of February 23, 2007

7.731% Senior Subordinated Notes due 2017

CROSS-REFERENCE TABLE

TIA		Indenture
Section		Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	N.A.
	(b)	7.08; 7.10; 12.02
	(b)(1)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.06
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06; 12.02
	(d)	7.06
314	(a)	4.02; 4.04; 12.02
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A
	(d)	N.A.
	(e)	12.05
	(f)	N.A.
315	(a)	7.01(b)
	(b)	7.05; 12.02
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.12
316	(a) (last sentence)	2.10
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.08
	(c)	8.04
317	(a)(1)	6.09
	(a)(2)	6.10
	(b)	2.05; 7.12
318	(a)	12.01

i

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INDENTURE, dated as of February 23, 2007, among MERITAGE HOMES CORPORATION, a Maryland corporation, as issuer (the “Issuer”), the Guarantors (as hereinafter defined) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                            Definitions.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Adjusted Net Assets” of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts and all other fixed and contingent liabilities (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Guarantor under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person.  For purposes of Section 4.10, Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referent Person or (3) with respect to an individual, any immediate family member of such Person.  For purposes of this definition, “control”

of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or agent for service or notices and demands.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“asset” means any asset or property.

“Asset Acquisition” means

(1)           an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or

(2)           the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets (including Equity Interests) of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business.  For purposes of this definition, the term “Asset Sale” shall not include:

(1)           transfers of cash or Cash Equivalents;

(2)           transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 5.01;

(3)           Permitted Investments and Restricted Payments permitted under Section 4.08;

(4)           the creation or realization of any Permitted Lien;

(5)           transactions in the ordinary course of business, including, without limitation, sales (directly or indirectly), dedications and other donations to governmental authorities, leases and sales and leasebacks of (A) homes, improved land and unimproved land and (B) real estate (including related amenities and improvements);

(6)           dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business; and

(7)           any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $1.0 million.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of any Capitalized Lease included in any such Sale and Leaseback Transaction.

“Bankruptcy Event” means the commencement of any case under the Bankruptcy Code (Title 11 of the United States Code) or the commencement of any other bankruptcy, reorganization, receivership, or similar proceeding under any federal, state or foreign law or by or against any Person for whom the Issuer or a Restricted Subsidiary has executed a Springing Guarantee for the benefit of such Person; provided, however, that the filing of an involuntary case against such Person shall only be a Bankruptcy Event if:  (i) such involuntary case is filed in whole or in part by the Issuer or a Restricted Subsidiary, any member in such Person which is an affiliate of the Issuer or a Restricted Subsidiary, or any other affiliate of the Issuer or a Restricted Subsidiary, or (ii) the Issuer or a Restricted Subsidiary, any member in such Person which is an affiliate of the Issuer or a Restricted Subsidiary, or any other affiliate of the Issuer or a Restricted Subsidiary shall in any way induce or participate in the filing, whether directly or indirectly, of an involuntary bankruptcy case against such Person or any other Person, and such involuntary case or proceeding is not dismissed with prejudice within 120 days of the filing thereof.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, the board of directors or comparable governing body of such Person.

“Board Resolution” means a copy of a resolution certified pursuant to an Officers’ Certificate to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect, and delivered to the Trustee.

“Borrowing Base” means, at any time of determination, the sum of the following without duplication:

(1)           100% of all cash and Cash Equivalents held by the Issuer or any Restricted Subsidiary;

(2)           75% of the book value of Developed Land for which no construction has occurred;

(3)           95% of the cost of the land and construction costs including capitalized interest (as reasonably allocated by the Issuer) for all Units for which there is an executed purchase contract with a buyer not Affiliated with the Issuer, less any deposits, down payments or earnest money;

(4)           80% of the cost of the land and construction costs including capitalized interest (as reasonably allocated by the Issuer) for all Units for which construction has begun and for which there is not an executed purchase agreement with a buyer not Affiliated with the Issuer; and

(5)           50% of the costs of Entitled Land (other than Developed Land) on which improvements have not commenced, less mortgage Indebtedness (other than under a Credit Facility) applicable to such land.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

“Calculation Agent” means J.P. Morgan Securities Inc. or its successors.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1)           marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof;

(2)           demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a “B” rating by Thomson Financial BankWatch;

(3)           commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any state of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;

(4)           repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

(5)           investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

“Change of Control” means the occurrence of any of the following events:

(1)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Issuer;

(2)           during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer;

(3)           (a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (b) the Issuer consolidates or merges with or into another Person other than a Permitted Holder or any Person other than a Permitted Holder consolidates or merges with or into the Issuer, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons owning Voting Stock representing in the aggregate 100% of the total voting power of the Voting Stock of the Issuer immediately prior to such consummation do not own Voting Stock representing a majority of the total voting power of the Voting Stock of the Issuer or the surviving or transferee Person; or

(4)           the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow Available for Fixed Charges” for any period means, without duplication, the sum of the amounts for such period of

(1)           Consolidated Net Income, plus

(2)           in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

(a)           Consolidated Income Tax Expense,

(b)           Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c)           Consolidated Depreciation Expense,

(d)           Consolidated Interest Expense and interest and other charges amortized to cost of home sales and cost of land sales, and

(e)           all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, in each case determined on a consolidated basis in accordance with GAAP, minus

(3)           the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Cash Flow Available for Fixed Charges during the most recent four consecutive full fiscal quarters for which financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Interest Incurred for the Four-Quarter Period.  For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Incurred shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)           the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2)           any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow Available for Fixed Charges (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

In calculating Consolidated Interest Incurred for purposes of determining the denominator (but not the numerator) of the Consolidated Fixed Charge Coverage Ratio:

(1)           interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;

(2)           if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3)           notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements with a term of at least one year after the Transaction Date relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Indebtedness” means, as of any date, the total Indebtedness of the Issuer and the Restricted Subsidiaries as of such date, determined on a consolidated basis.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense (other than interest and other charges amortized to cost of home sales and cost of land sales) of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication,

(1)           imputed interest on Capitalized Lease Obligations and Attributable Indebtedness,

(2)           commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3)           the net costs associated with Hedging Obligations,

(4)           amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

(5)           the interest portion of any deferred payment obligations,

(6)           all other non-cash interest expense,

(7)           the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly-Owned Restricted Subsidiary), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal,

(8)           all interest payable with respect to discontinued operations, and

(9)           all interest on any Indebtedness of any other Person guaranteed by the Issuer or any Restricted Subsidiary.

“Consolidated Interest Incurred” for any period means the sum, without duplication, of (1) Consolidated Interest Expense and (2) interest capitalized for such period (including interest capitalized with respect to discontinued operations but not including interest or other charges amortized to cost of home sales and cost of land sales).

“Consolidated Net Income” for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1)           the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Restricted Subsidiaries during such period;

(2)           except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(3)           the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period;

(4)           for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(5)           other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary; and

(6)           other than for purposes of calculating the Restricted Payments Basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Issuer or any Restricted Subsidiary during such period.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph of Section 4.08 or decreased the amount of Investments outstanding pursuant to clause (14) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

“Consolidated Net Worth” means, with respect to any Person as of any date, the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

“Consolidated Tangible Net Worth” means, with respect to any Person as of any date, the Consolidated Net Worth of such Person as of such date less (without duplication) all Intangible Assets of such Person as of such date.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution is located at Wells Fargo Bank, National Association, 919 North Market Street, Suite 700, Wilmington, Delaware  19801, Attn: Corporate Trust Department.

“Credit Facilities” means the Credit Agreement, dated as of December 12, 2002, as amended, among the Issuer, Guaranty Bank, as administrative agent and swingline lender, Bank One, NA, as syndication agent, Fleet National Bank, as documentation agent, and the other lenders party thereto, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreements, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Depository” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Issuer, which Person must be a clearing agency registered under the Exchange Act.

“Designated Senior Debt” means (1) Senior Debt and Guarantor Senior Debt, in each case, under or in respect of the Credit Facilities, and (2) any other Indebtedness constituting Senior Debt or Guarantor Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25 million and is specifically designated in the instrument evidencing such Senior Debt as “Designated Senior Debt.”

“Designation” has the meaning given to this term in Section 4.15.

“Designation Amount” has the meaning given to this term in Section 4.15.

“Developed Land” means all Entitled Land of the Issuer and its Restricted Subsidiaries which is undergoing active development or is ready for vertical construction.

“Disposition” means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person’s assets.

“Disqualified Equity Interests” of any Person means any Equity Interests of such Person that, by their terms, or by the terms of any related agreement or of any security into which they are convertible, puttable or exchangeable, are, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that are not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions of Section 4.20 and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions of Section 4.20.

“Entitled Land” means all land of the Issuer and its Restricted Subsidiaries (a) on which Units may be constructed or which may be utilized for commercial, retail or industrial uses, in each case, under applicable laws and regulations and (b) the intended use by the Issuer for which is permissible under the applicable regional plan, development agreement or applicable zoning ordinance.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

“Financing Documents” means this Indenture, the Notes and the Guarantees.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Measurement Date.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person:  (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).  “Guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantor Senior Debt” means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

Without limiting the generality of the foregoing, “Guarantor Senior Debt” shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

(1)           all monetary obligations of every nature of such Guarantor under, or with respect to, the Credit Facilities, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

(2)           all Hedging Obligations in respect of the Credit Facilities;

in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Guarantor Senior Debt” shall not include:

(1)           any Indebtedness of such Guarantor to the Issuer or any of its Subsidiaries;

(2)           Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Issuer or any of its other Subsidiaries (including, without limitation, amounts owed for compensation);

(3)           obligations to trade creditors and other amounts incurred (but not under the Credit Facilities) in connection with obtaining goods, materials, services, customer deposits, reserves and accrued expenses;

(4)           Indebtedness represented by Disqualified Equity Interests;

(5)           any liability for taxes owed or owing by such Guarantor;

(6)           that portion of any Indebtedness incurred in violation of Section 4.06 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers’ Certificate of such Guarantor to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

(7)           Indebtedness of the type set forth in clauses (9), (10) and (13) of the second paragraph of Section 4.06;

(8)           Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor; and

(9)           any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

“Guarantors” means each Restricted Subsidiary of the Issuer on the Issue Date, and each other Person that is required to become a Guarantor by the terms of this Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

“Holder” means any registered holder, from time to time, of the Notes.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or at the time such Person merged with or into the Issuer or a Restricted Subsidiary shall be deemed to have been incurred at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication:

(1)           all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2)           all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

(4)           all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(5)           the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6)           all Capitalized Lease Obligations of such Person;

(7)           all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8)           all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that (i) Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall be counted only once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis and (ii) that a Springing Guarantee shall not be deemed to be Indebtedness under this clause (8) until the earliest to occur of (a) the demand by a lender for payment under such Springing Guarantee, (b) the occurrence or failure to occur of any event, act or circumstance that, with or without the giving of notice and/or passage of time, entitles a lender to make a demand for payment thereunder or (c) a Bankruptcy Event;

(9)           all Attributable Indebtedness;

(10)         to the extent not otherwise included in this definition, Hedging Obligations of such Person;

(11)         all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person; and

(12)         the liquidation value of Preferred Stock of a Subsidiary of such Person issued and outstanding and held by any Person other than such Person (or one of its Wholly-Owned Restricted Subsidiaries).

Notwithstanding the foregoing, (a) earn-outs or similar profit sharing arrangements provided for in acquisition agreements which are determined on the basis of future operating earnings or other similar performance criteria (which are not determinable at the time of acquisition) of the acquired assets or entities and (b) accrued expenses, trade payables, model home leases (to the extent similar in structure to the model home leases in existence on the Issue Date), customer deposits or deferred income taxes arising in the ordinary course of business shall not be considered Indebtedness.  Any Indebtedness which is incurred at a discount to the principal amount at maturity thereof shall be deemed to have been incurred in the amount of the full principal amount at maturity thereof.  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured.  For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.

Notwithstanding the above, this Indenture does not restrict any Unrestricted Subsidiary from incurring Indebtedness nor will Indebtedness of any Unrestricted Subsidiaries be included in the Consolidated Fixed Charge Coverage Ratio or the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth hereunder, as long as the Unrestricted Subsidiary incurring such Indebtedness remains an Unrestricted Subsidiary.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Independent Director” means a director of the Issuer who

(1)           is independent with respect to the transaction at issue;

(2)           does not have any material financial interest in the Issuer or any of its Affiliates (other than as a result of holding securities of the Issuer); and

(3)           has not and whose Affiliates or affiliated firm has not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, compensation, payment or other benefit, of any type or form, from the Issuer or any of its Affiliates in excess of $60,000, other than customary directors’ fees for serving on the Board of Directors of the Issuer or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Issuer’s or Affiliate’s board and board committee meetings.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates; provided, however, that the prior rendering of service to the Issuer or an Affiliate of the Issuer shall not, by itself, disqualify the advisor.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

“Intangible Assets” means, with respect to any Person, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value (other than write-ups which occurred prior to the Measurement Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset to its Fair Market Value in accordance with GAAP on the date of acquisition) and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.

“interest” means, with respect to the Notes, interest, if any, on the Notes.

“Interest Payment Dates” means each January 30, April 30, July 30 and October 30, commencing April 30, 2007.

“Investment Grade Rating” means (1) with respect to S&P, any of the rating categories from and including AAA to and including BBB- and (2) with respect to Moody’s, any of the rating categories from and including Aaa to and including Baa3.

“Investments” of any Person means:

(1)           all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person; provided that a Springing Guarantee shall not be deemed to be a guarantee of Indebtedness under clause (1) of this definition until the earliest to occur of (a) a demand by a lender for payment under such Springing Guarantee, (b) the occurrence or failure to occur of any event, act or circumstance that, with or without the giving of notice and/or passage of time, entitles a lender to make a demand for payment thereunder or (c) a Bankruptcy Event;

(2)           all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

(3)           all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

(4)           the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made.  The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 4.15.  If the Issuer or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors of the Issuer.  Notwithstanding the foregoing, redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.

“Issue Date” means February 23, 2007.

“Issuer” means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article Five and thereafter means the successor.

“Issuer Request” means any written request signed in the name of the Issuer by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Issuer and attested to by the Secretary or any Assistant Secretary of the Issuer.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

“Make Whole Amount” means, with respect to any Note at any Redemption Date, the excess of, if any (A) an amount equal to the present value of (1) the redemption price of such Note at March 1, 2012 plus (2) the remaining scheduled interest payments on the Notes to be redeemed (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date) to March 1, 2012 (other than interest accrued to the Redemption Date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the aggregate principal amount of the Notes to be redeemed.  The Make Whole Amount shall be calculated by the Calculation Agent.

“Measurement Date” means May 30, 2001.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

(1)           brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

(2)           provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3)           amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4)           payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5)           appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notes” means the 7.731% Senior Subordinated Notes due 2017 issued by the Issuer, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means a written offer (the “Offer”) sent by or on behalf of the Issuer by first-class mail, postage prepaid, to each Holder at its address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture).  Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Offer Expiration Date”) of the Offer to Purchase, which shall be not less than 30 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the “Purchase Date”) for purchase of Notes to occur no later than three Business Days after the Offer Expiration Date.  The Offer shall contain all the information required by applicable law to be included therein.  The Offer shall also contain information concerning the business of the Issuer and its Subsidiaries which the Issuer in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase.  Such information shall include, at a minimum, (i) the most recent annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the document required to be delivered to Holders pursuant to Section 4.02 (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Issuer’s business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Issuer to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Issuer to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein.  The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.  The Offer shall also state:

(1)           the Section of this Indenture pursuant to which the Offer to Purchase is being made;

(2)           the Offer Expiration Date and the Purchase Date;

(3)           the aggregate principal amount of the outstanding Notes offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the “Purchase Amount”);

(4)           the purchase price to be paid by the Issuer for each $1,000 aggregate principal amount of Notes accepted for payment (the “Purchase Price”);

(5)           that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

(6)           the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7)           that interest on any Note not tendered or tendered but not purchased by the Issuer pursuant to the Offer to Purchase will continue to accrue;

(8)           that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

(9)           that each Holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, at the place or places specified in the Offer prior to the close of business on the Offer Expiration Date (such Note being, if the Issuer so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder thereof or its attorney duly authorized in writing);

(10)         that Holders will be entitled to withdraw all or any portion of Notes tendered if the Issuer receives, not later than the close of business on the fifth Business Day preceding the Offer Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the holder tendered and a statement that such Holder is withdrawing all or a portion of its tender;

(11)         that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and

(12)         that in the case of any Holder whose Note is purchased only in part, the Issuer shall execute and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

On or before the Purchase Date, the Issuer shall (i) accept for payment Notes or portions thereof tendered and not withdrawn pursuant to the Offer, (ii) deposit with the Trustee U.S. Dollars sufficient to pay the Purchase Price, plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof that are being purchased by the Issuer.  The Trustee shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the Purchase Price, plus accrued interest, if any, thereon.

“Officer” means any of the following of the Issuer:  the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Secretary, the Controller or the Chief Accounting Officer.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel, which counsel is reasonably acceptable to the Trustee, stating the matters required by Section 12.05 and delivered to the Trustee.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu as to payment with the Notes or the Note Guarantees, as applicable.

“Permitted Business” means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in the Issuer’s Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the period ended September 30, 2006 and businesses that are reasonably related thereto or reasonable extensions thereof

(including, without limitation, land development, home alarm, pest control, title and other ancillary businesses).

“Permitted Holders” means Steven J. Hilton, his wife and children, any corporation, limited liability company or partnership in which he has voting control and is the direct and beneficial owner of a majority of the Equity Interests, and any trust for the benefit of him, his wife or children.

“Permitted Investment” means:

(1)           Investments by the Issuer or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or a Restricted Subsidiary;

(2)           Investments in the Issuer by any Restricted Subsidiary;

(3)           loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Issuer not in excess of $2.0 million at any one time outstanding;

(4)           Hedging Obligations incurred pursuant to clause (4) of the second paragraph of Section 4.06;

(5)           Cash Equivalents;

(6)           receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(7)           Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(8)           Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.09;

(9)           lease, utility and other similar deposits in the ordinary course of business;

(10)         Investments made by the Issuer or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of the Issuer;

(11)         stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(12)         Investments in existence on the Issue Date or any Reversion Date;

(13)         Investments made by the Issuer or any Restricted Subsidiary in joint ventures in a Permitted Business with unaffiliated third parties in an aggregate amount at any one time outstanding not to exceed 30% of the Issuer’s Consolidated Tangible Net Worth at such time (with each Investment being valued as of the date made and without regard to subsequent changes in value); and

(14)         other Investments in an aggregate amount not to exceed $25.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value).

The amount of Investments outstanding at any time pursuant to clause (14) above shall be deemed to be reduced:

(a)           upon the disposition or repayment of or return on any Investment made pursuant to clause (14) above, by an amount equal to the return of capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

(b)           upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (14) above.

“Permitted Junior Securities” means:

(1)           Equity Interests in the Issuer or any Guarantor; or

(2)           debt securities issued pursuant to a confirmed plan of reorganization that are subordinated in right of payment to (a) all Senior Debt and Guarantor Senior Debt and (b) any debt issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Note guarantees are subordinated to Senior Debt and Guarantor Senior Debt under this Indenture.

“Permitted Liens” means the following types of Liens:

(1)           (a) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business and (b) Liens for taxes, assessments or governmental charges or claims, in either case, for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(2)           Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(3)           Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(4)           Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(5)           Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

(6)           bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(7)           leases or subleases (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

(8)           Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(9)           Liens securing all of the Notes and Liens securing any Note Guarantee;

(10)         Liens existing on the Issue Date or any Reversion Date securing Indebtedness outstanding on the Issue Date or any Reversion Date and Liens securing Refinancing Indebtedness with respect to Indebtedness incurred pursuant to clause (2) of the second paragraph of Section 4.06;

(11)         Liens in favor of the Issuer or a Guarantor;

(12)         Liens securing Senior Debt or Guarantor Senior Debt;

(13)         [reserved];

(14)         Liens securing Non-Recourse Indebtedness of the Issuer or any Restricted Subsidiary permitted to be incurred under this Indenture; provided that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness;

(15)         Liens securing Purchase Money Indebtedness permitted to be incurred under this Indenture; provided that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness;

(16)         Liens securing Acquired Indebtedness permitted to be incurred under this Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

(17)         Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(18)         Liens to secure Attributable Indebtedness permitted to be incurred under this Indenture; provided that any such Lien shall not extend to or cover any assets of the Issuer or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

(19)         attachment or judgment Liens not giving rise to a Default and which are being contested in good faith by appropriate proceedings;

(20)         easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Issuer and its Subsidiaries;

(21)         zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Issuer and its Subsidiaries or the value of such real property for the purpose of such business;

(22)         any option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under this Indenture;

(23)         Liens securing Hedging Obligations of the Issuer or any Restricted Subsidiary;

(24)         any interest or title of a lessor under any Capitalized Lease Obligation of the Issuer or any Restricted Subsidiary; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligations;

(25)         Liens for the benefit of holders of defeased Indebtedness of the Issuer or any Restricted Subsidiary on funds deposited in trust for the purpose of defeasing such Indebtedness to the extent such Indebtedness is permitted to be defeased pursuant to the terms of this Indenture; and

(26)         Liens on mortgage loans and related assets of mortgage lending Subsidiaries securing Indebtedness incurred (i) pursuant to or (ii) during a suspension period that would have been permitted by, clause (14) of the second paragraph of Section 4.06.

“Permitted Unrestricted Subsidiary Debt” means Indebtedness of an Unrestricted Subsidiary:

(1)           as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)           no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)           as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Issuer or any Restricted Subsidiary.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Physical Notes” means certificated Notes in registered form in substantially the form set forth in Exhibit A.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise):  (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to creditors and holders of Equity Interests of such Person.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Private Placement Legend” means the legend initially set forth on the Rule 144A Notes and Other Notes that are Restricted Notes in the form set forth in Exhibit B.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and (3) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”

“Qualified Equity Interests” means Equity Interests of the Issuer other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Issuer or financed, directly or indirectly, using funds (1) borrowed from the Issuer or any Subsidiary of the Issuer until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Issuer or any Subsidiary of the Issuer (including, without limitation, in respect of any employee stock ownership or benefit plan).

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Issuer to Persons other than any Permitted Holder or any other Person who is not, prior to such issuance and sale, an Affiliate of the Issuer.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A promulgated under the Securities Act.

“Rating Agency” means each of (a) S&P and (b) Moody’s.

“Rating Category” means:

(1)           with respect to S&P, any of the following categories:  BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2)           with respect to Moody’s, any of the following categories:  Ba, B, Caa, Ca, C and D (or equivalent successor categories).

In determining whether the rating of the Issuer’s senior unsecured notes (or if no senior unsecured notes are outstanding, the Issuer’s corporate credit rating) has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; or 1, 2 and 3 for Moody’s) will be taken into account (e.g., with respect to S&P a decline in rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Rating Date” means the date which is 90 days prior to the earlier of (1) a Change of Control and (2) public notice of the occurrence of a Change of Control or of the intention by the Issuer to effect a Change of Control.

“Rating Decline” means either a ratings withdrawal by a Rating Agency or the decrease (as compared with the Rating Date) by one or more gradations within Rating Categories as well as between Rating Categories of the rating of the Issuer’s senior unsecured notes (or if no senior unsecured notes are outstanding, the Issuer’s corporate credit rating) by a Rating Agency, in each case on, or within 120 days after, the earlier of the date of public notice of the occurrence of a Change of Control or of the intention by the Issuer to effect a Change of Control (which period will be extended for so long as the rating of the Issuer’s senior unsecured notes (or if no senior unsecured notes are outstanding, the Issuer’s corporate credit rating) is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“Receivables” means an amount owed with respect to completed sales of housing units, lots and parcels sold to an unaffiliated purchaser.

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning.

“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”) in a principal amount not in excess of the principal amount of the Refinanced Indebtedness so repaid or amended (plus the amount of any premium paid and the amount of reasonable expenses incurred by the Issuer or any Restricted Subsidiary in connection with such repayment or amendment) (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that:

(1)           (A) if the Refinanced Indebtedness was subordinated to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness and (B) if the Refinanced Indebtedness was pari passu with the Notes or the Note Guarantees, as the case may be, then the Refinancing Indebtedness, by its terms, expressly ranks pari passu with, or is subordinated in right of payment to, the Notes or the Note Guarantees, as the case may be;

(2)           the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

(3)           the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(4)           the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid, extended or amended is secured.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Representative” means any agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such Representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

“Responsible Officer,” when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Note” has the same meaning as “Restricted Security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

“Restricted Payment” means any of the following:

(1)           the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer, but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2)           the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer, but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

(3)           any Investment other than a Permitted Investment; or

(4)           any redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

“Restricted Payments Basket” has the meaning given to such term in clause (3) of the first paragraph of Section 4.08.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“Reversion Date” has the meaning given to such term in the definition of “Suspension Period.”

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Issuer.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Debt” means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Issuer, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

Without limiting the generality of the foregoing, “Senior Debt” shall include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

(1)           all monetary obligations of every nature under, or with respect to, the Credit Facilities, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

(2)           all Hedging Obligations in respect of the Credit Facilities;

in each case whether outstanding on the Issue Date or thereafter incurred.

Notwithstanding the foregoing, “Senior Debt” shall not include:

(1)           any Indebtedness of the Issuer to any of its Subsidiaries;

(2)           Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Issuer or any of its Subsidiaries (including, without limitation, amounts owed for compensation);

(3)           obligations to trade creditors and other amounts incurred (but not under the Credit Facilities) in connection with obtaining goods, materials or services;

(4)           Indebtedness represented by Disqualified Equity Interests;

(5)           any liability for taxes owed or owing by the Issuer;

(6)           that portion of any Indebtedness incurred in violation of Section 4.06 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers’ Certificate of the Issuer to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

(7)           Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Issuer; and

(8)           any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Issuer.

“Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) of Section 6.01 has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Springing Guarantee” means a guarantee by a Person which by its express terms does not become effective until the occurrence of a Bankruptcy Event.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the Note Guarantees, respectively.

“Subsidiary” means, with respect to any Person:

(1)           any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)           any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Surviving Person” means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

“Suspension Period” means the period (a) beginning on the date that:

(1)           the Notes have Investment Grade Ratings by both Rating Agencies; provided that, prior to the assignment of the Investment Grade Ratings, the Issuer has advised the Rating Agencies that the Suspendable Covenants will not apply during the Suspension Period;

(2)           no Default has occurred and is continuing; and

(3)           the Issuer has delivered an Officers’ Certificate to the Trustee certifying that the conditions set forth in clauses (1) and (2) above are satisfied;

and (b) ending on the date (the “Reversion Date”) that either Rating Agency ceases to have Investment Grade Ratings on the Notes.

“Treasury Rate” means, at 5:00 p.m. Eastern Standard Time two (2) Business Days prior to the Redemption Date, the most recently published yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to March 1, 2012; provided, however, that if such period is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest month) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to March 1, 2012 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used. The Issuer will (1) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (2) prior to such redemption date file with the Trustee an Officers’ Certificate setting forth the Make Whole Amount and the Treasury Rate and showing the calculation of each in reasonable detail; provided, however, that in the event of the legal or covenant defeasance of this Indenture or the satisfaction and discharge of this Indenture as provided herein, the Officers’ Certificate shall set forth the Make Whole Amount and the Treasury Rate as estimated calculated based on the Treasury Rate in effect on the date of such Officers’ Certificate and on the second Business Day preceding the applicable redemption date, shall be supplemented with the final calculation thereof as set forth above.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Unit” means a residence, whether single or part of a multifamily building, whether completed or under construction, held by the Issuer or any Restricted Subsidiary for sale or rental in the ordinary course of business; provided, however, that the number of Units that are rental Units at the time of determination shall not exceed 25% of the total Units sold or rented by the Issuer and its Restricted Subsidiaries during the immediately preceding twelve month period.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with Section 4.15 and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity,” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries.

SECTION 1.02.                            Other Definitions.

The definitions of the following terms may be found in the sections indicated as follows:

Term	Defined in Section
“Affiliate Transaction”	4.10
“Agent Members”	2.16(a)
“Change of Control Date”	4.20
“Change of Control Offer”	4.20

“Change of Control Payment Date”	4.20
“Change of Control Purchase Price”	4.20
“Covenant Defeasance”	9.03
“Designation”	4.15(a)
“Events of Default”	6.01
“Excess Proceeds”	4.09
“Global Notes”	2.16(a)
“Legal Defeasance”	9.02
“Legal Holiday”	12.07
“Net Proceeds Deficiency”	4.09
“Net Proceeds Offer”	4.09
“Other Notes”	2.02
“Paying Agent”	2.04
“Payment Blockage Notice”	11.03(a)
“Ratio Exception”	4.06
“Redesignation”	4.15
“Registrar”	2.04
“Regulation S Global Notes”	2.16(a)
“Regulation S Notes”	2.02
“Restricted Global Note”	2.16(a)
“Restricted Payment”	4.08
“Rule 144A Notes”	2.02

SECTION 1.03.                            Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture securityholder” means a Holder or Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor on the indenture securities” means the Issuer, the Guarantors or any other obligor on the Notes.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

SECTION 1.04.                            Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2)           “or” is not exclusive;

(3)           words in the singular include the plural, and in the plural include the singular;

(4)           words used herein implying any gender shall apply to both genders;

(5)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subsection;

(6)           unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Issuer;

(7)           “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts.

ARTICLE TWO

THE NOTES

SECTION 2.01.                            Amount of Notes.

The Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $150,000,000 upon a written order of the Issuer in the form of an Officers’ Certificate of the Issuer.  The Officers’ Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

Upon receipt of a written order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate Notes in substitution for Notes originally issued to reflect any name change of the Issuer.

SECTION 2.02.                            Form and Dating.

The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject.  Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”) shall bear the legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) shall bear the legend and include the form of assignment set forth in Exhibit C, and Notes offered and sold to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S (“Other Notes”) may be represented by a Restricted Global Note or, if such an investor may not hold an interest in the Restricted Global Note, a Physical Note, in each case, bearing the Private Placement Legend.  Each Note shall be dated the date of its authentication.

The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03.                            Execution and Authentication.

Two Officers shall sign, or one Officer shall sign and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.  Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes.  Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.  Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.04.                            Registrar and Paying Agent.

The Issuer shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Issuer may have one or more additional Paying Agents.  The term “Paying Agent” includes any additional Paying Agent.  Neither the Issuer nor any Affiliate thereof may act as Paying Agent.

The Issuer shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Issuer shall notify the Trustee of the name and address of any such Agent.  If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.06.

The Issuer initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture.  For so long as the Trustee remains the Registrar and Paying Agent, the office or agency of the Registrar and Paying Agent shall be at the Corporate Trust Office.

SECTION 2.05.                            Paying Agent To Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes or the Guarantors), and the Issuer and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment.  Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder.  The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01 (1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed.  Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.                            Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders.  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

SECTION 2.07.                            Transfer and Exchange.

Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested.  Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing.  To permit registrations of transfers and exchanges, the Issuer shall issue and execute and the Trustee shall authenticate new Notes (and the Guarantors shall execute the guarantee thereon) evidencing such transfer or exchange at the Registrar’s request.  No service charge shall be made to the Holder for any registration of transfer or exchange.  The Issuer may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.09, 4.20 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes).  The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Issuer’s compliance with or have any responsibility with respect to the Issuer’s compliance with any U.S. Federal or state securities laws.

SECTION 2.08.                            Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the guarantee thereon) if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met.  If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Issuer, the Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced.  The Issuer may charge such Holder for the Issuer’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note.  Every replacement Note shall constitute a contractual obligation of the Issuer.

SECTION 2.09.                            Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding.  Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

If the Paying Agent holds, in its capacity as such, on any maturity date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.                            Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any other obligor on the Notes or any of their respective Affiliates shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has received an Officers’ Certificate stating that such Notes are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11.                            Temporary Notes.

Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.  Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12.                            Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) destroy cancelled Notes.  The Issuer may not reissue or resell, or issue new Notes to replace, Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13.                            Defaulted Interest.

If the Issuer defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date.  The Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee.  At least 10 days before such special record date, the Issuer shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid.  The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14.                            CUSIP Number.

The Issuer in issuing the Notes may use a “CUSIP” number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  The Issuer shall promptly notify the Trustee of any such CUSIP number used by the Issuer in connection with the issuance of the Notes and of any change in the CUSIP number.

SECTION 2.15.                            Deposit of Moneys.

Prior to 10:00 a.m., New York City time, on each Interest Payment Date and maturity date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or maturity date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or maturity date, as the case may be.  The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby.  The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

SECTION 2.16.                            Book-Entry Provisions for Global Notes.

(a)           Rule 144A Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the “Restricted Global Note”).  Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the “Regulation S Global Note,” and, together with the Restricted Global Note and any other global notes representing Notes, the “Global Notes”).  The Global Notes shall bear legends as set forth in Exhibit D.  The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Notes, of Euroclear System and Cedel Bank, S.A.), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B with respect to Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes.

Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)           Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees.  Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17.  In addition, a

Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes.  In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

(c)           In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall upon receipt of a written order from the Issuer authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

(d)           In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

(e)           Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Issuer determines otherwise in compliance with applicable law.

(f)            On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by the Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the “Restricted Period”), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person whom the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

(g)           Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the

Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available).

(h)           Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(i)            The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17.                            Special Transfer Provisions.

(a)           Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons.  The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

(i)            the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after February 23, 2009 or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officers’ Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of any transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers’ Certificate authorizing such transfer; and
(ii)           if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository’s and the Registrar’s procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Registrar shall reflect on its books and records the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Issuer shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

(b)           Transfers to QIBs.  The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

(i)            the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder’s Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder’s Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and
(ii)           if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

(c)           Private Placement Legend.  Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend.  Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers’ Certificate required by paragraph (a)(i)(y) of this Section 2.17, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers’ Certificate from the Issuer to such effect.

(d)           General.  By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17.  The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18.                            Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE THREE

REDEMPTION

SECTION 3.01.                            Election To Redeem; Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to paragraph 6 of the Notes, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 65 days before the Redemption Date, the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers’ Certificate stating that such redemption will comply with the conditions contained in paragraph 6 of the Notes.  Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Holders pursuant to Section 3.03.

SECTION 3.02.                            Selection by Trustee of Notes To Be Redeemed.

In the event that less than all of the Notes are to be redeemed pursuant to a redemption made pursuant to paragraph 6 of the Notes, selection of the Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part.  If a partial redemption is made pursuant to the second paragraph of paragraph 6 of the Notes, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless that method is otherwise prohibited.  The Trustee shall promptly notify the Issuer of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.  The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000.  For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.  The Issuer may acquire Notes by means other than redemption, whether pursuant to an Issuer tender offer, open market purchase or otherwise provided such acquisition does not otherwise violate the other terms of this Indenture.

SECTION 3.03.                            Notice of Redemption.

At least 30 days, and no more than 60 days, before a Redemption Date, the Issuer shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04.

The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

(1)           the Redemption Date;

(2)           the redemption price and the amount of premium and accrued interest to be paid;

(3)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(4)           the name and address of the Paying Agent;

(5)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)           that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7)           the provision of paragraph 6 of the Notes, as the case may be, pursuant to which the Notes called for redemption are being redeemed; and

(8)           the aggregate principal amount of Notes that are being redeemed.

At the Issuer’s written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s sole expense.

SECTION 3.04.                            Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date.  Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.05.                            Deposit of Redemption Price.

On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation.

On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date.  If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

SECTION 3.06.                            Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE FOUR

COVENANTS

SECTION 4.01.                            Payment of Notes.

The Issuer shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture.  An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02.                            Reports to Holders.

Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer shall furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations (including any grace periods or extensions permitted by the SEC):

(1)           all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s independent registered public accounting firm; and

(2)           all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.

In addition, whether or not required by the SEC, the Issuer shall file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request.  For so long as any Notes remain outstanding, the Issuer shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.03.                            Waiver of Stay, Extension or Usury Laws.

Each of the Issuer and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive any of the Issuer and the Guarantors from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Issuer and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.04.                            Compliance Certificate.

(a)           The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuer and its

Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Issuer and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action they are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer and the Guarantors is taking or propose to take with respect thereto.

(b)           The Issuer and the Guarantors shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default, an Officers’ Certificate specifying such Default and what action the Issuer and the Guarantors are taking or propose to take with respect thereto.

(c)           The Issuer’s fiscal year currently ends on December 31.  The Issuer will provide written notice to the Trustee of any change in its fiscal year.

SECTION 4.05.                                                         Taxes.

The Issuer and the Guarantors shall, and shall cause each of their Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.06.                            Limitations on Additional Indebtedness.

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that the Issuer or any Restricted Subsidiary may incur additional Indebtedness (including Acquired Indebtedness) if no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the Indebtedness and if, after giving effect thereto, either (a) the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (b) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth would be less than 3.00 to 1.00 (either (a) or (b), the “Ratio Exception”).

Notwithstanding the above, so long as no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the following Indebtedness, each of the following shall be permitted (the “Permitted Indebtedness”):

(1)           Indebtedness of the Issuer and any Restricted Subsidiary under the Credit Facilities in an aggregate amount at any time outstanding (whether incurred under the Ratio Exception or as Permitted Indebtedness) not to exceed the greater of (x) $600.0 million and (y) the amount of the Borrowing Base as of the date of such incurrence;

(2)           the Notes and the Note Guarantees issued on the Issue Date;

(3)           Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (2) above, and after giving effect to the intended use of proceeds of the Notes);

(4)           Indebtedness of the Issuer and the Restricted Subsidiaries under Hedging Obligations; provided that (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this Section 4.06, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(5)           Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any other Restricted Subsidiary; provided, however, that (a) any Indebtedness of the Issuer owed to a Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Issuer’s obligation, under this Indenture and the Notes and (b) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6)           Indebtedness in respect of bid, performance or surety bonds issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(7)           Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary;

(8)           Non-Recourse Indebtedness of the Issuer or any Restricted Subsidiary incurred for the acquisition, development and/or improvement of real property and secured by Liens only on such real property;

(9)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(10)         Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11)         Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Ratio Exception or clause (2) or (3) above;

(12)         Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed $25.0 million at any time outstanding;

(13)         obligations for, pledge of assets in respect of, and guarantees of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business; and

(14)         Indebtedness of mortgage lending Subsidiaries under warehouse lines of credit, repurchase agreements and Indebtedness secured by mortgage loans and related assets of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business.

For purposes of determining compliance with this Section 4.06, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) above or is entitled to be incurred pursuant to the Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness outstanding under the Credit Facilities on the Issue Date shall be deemed to have been incurred under clause (1) above.

SECTION 4.07.                            Limitations on Layering Indebtedness

(a)           The Issuer shall not, and shall not permit any Guarantor to, directly or indirectly, incur or suffer to exist any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) senior in right of payment to the Notes or the Note Guarantee of such Guarantor and subordinated in right of payment to any other Indebtedness of the Issuer or of such Guarantor, as the case may be.

(b)           For purposes of the foregoing, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

SECTION 4.08.                            Limitations on Restricted Payments.

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1)           a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2)           the Issuer cannot incur $1.00 of additional Indebtedness pursuant to the Ratio Exception; or

(3)           the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Measurement Date (other than Restricted Payments made pursuant to clause (2), (3) or (5) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a)           50% of Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the Measurement Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus
(b)           100% of the aggregate net cash proceeds or the Fair Market Value of any assets to be used in a Permitted Business (other than securities) received by the Issuer either (x) as contributions to the common equity of the Issuer after the Measurement Date or (y) from the issuance and sale of Qualified Equity Interests after the Measurement Date, other than to the extent any such proceeds are used to redeem Notes in accordance with Section 6(b) of the Notes, plus
(c)           the aggregate amount by which Indebtedness of the Issuer or any Restricted Subsidiary is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the Measurement Date into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus
(d)           in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Measurement Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus
(e)           upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the amount available for subsequent Restricted Payments under this clause (3) and were not previously repaid or otherwise reduced, plus
(f)            $25.0 million.

The foregoing provisions will not prohibit:

(1)           the payment by the Issuer or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of this Indenture;

(2)           so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

(3)           so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.06 and the other terms of this Indenture;

(4)           so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $2.0 million during any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $4.0 million in any calendar year); or

(5)           repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represent a portion of the exercise price thereof;

provided that no issuance and sale of Qualified Equity Interests pursuant to clause (2) or (3) above shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

SECTION 4.09.                                                         Limitations on Asset Sales.

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1)           the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(2)           at least 75% of the total consideration received in such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents.

For purposes of clause (2), the following shall be deemed to be cash:

(a)           the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

(b)           the amount of any obligations received from such transferee that are within 30 days converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and

(c)           the Fair Market Value of any assets (other than securities, unless such securities represent Equity Interests in an entity engaged solely in a Permitted Business, such entity becomes a Restricted Subsidiary and the Issuer or a Restricted Subsidiary acquires voting and management control of such entity) received by the Issuer or any Restricted Subsidiary to be used by it in the Permitted Business.

If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary of the Issuer, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.09.

If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, no later than one year following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(1)           repay any Senior Debt or Guarantor Senior Debt;

(2)           repay any Indebtedness which was secured by the assets sold in such Asset Sale; and/or

(3)           invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities, unless such securities represent Equity Interests in an entity engaged solely in a Permitted Business, such entity becomes a Restricted Subsidiary and the Issuer or a Restricted Subsidiary acquires voting and management control of such entity) to be used by the Issuer or any Restricted Subsidiary in the Permitted Business.

The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds equals or exceeds $25.0 million, the Issuer shall be required to make an Offer to Purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

(1)           the Issuer shall (a) make an Offer to Purchase (a “Net Proceeds Offer”) to all Holders, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;

(2)           the offer price for the Notes shall be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), and the redemption price for such Pari Passu Indebtedness (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(3)           if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased shall be selected on a pro rata basis; and

(4)           upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Deficiency”), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of this Indenture.

In the event of the transfer of substantially all (but not all) of the assets of the Issuer and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with Section 5.01 the successor corporation shall be deemed to have sold for cash at Fair Market Value the assets of the Issuer and the Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

The Issuer shall comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.09, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.09 by virtue of this compliance.

SECTION 4.10.                            Limitations on Transactions with Affiliates.

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate involving aggregate consideration in excess of $60,000 (an “Affiliate Transaction”), unless:

(1)                                  such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that may have been obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary; and

(2)                                  the Issuer delivers to the Trustee:

(a)                                  with respect to any Affiliate Transaction involving aggregate value of $5.0 million or more, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above;
(b)                                 with respect to any Affiliate Transaction involving aggregate value in excess of $10.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and
(c)                                  with respect to any Affiliate Transaction involving aggregate value of $25.0 million or more, the certificates described in the preceding clause (b) and (x) a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view or (y) a written appraisal supporting the value of such Affiliate Transaction, in either case, issued by an Independent Financial Advisor.

The foregoing restrictions shall not apply to:

(1)                                  transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Issuer (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

(2)                                  reasonable director, officer, employee and consultant compensation (including bonuses) and other benefits (including retirement, health, stock and other benefit plans) and indemnification arrangements;

(3)                                  loans and advances permitted by clause (3) of the definition of “Permitted Investments”;

(4)                                  any agreement as in effect as of the Issue Date or any extension, amendment or modification thereto (so long as any such extension, amendment or modification satisfies the requirements set forth in clause (1) of the first paragraph of this Section 4.10) or any transaction contemplated thereby;

(5)                                  Restricted Payments of the type described in clause (1), (2) or (4) of the definition of “Restricted Payment” and which are made in accordance with Section 4.08; or

(6)                                  sales of Qualified Equity Interests for cash by the Issuer to an Affiliate.

SECTION 4.11.                            Limitations on Liens.

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever against (other than Permitted Liens) any assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, which Lien secures Indebtedness or trade payables, unless contemporaneously therewith:

(1)                                  in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

(2)                                  in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

SECTION 4.12.                            Conduct of Business.

The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

SECTION 4.13.                            Additional Note Guarantees.

If, after the Issue Date, (a) the Issuer or any Restricted Subsidiary shall acquire or create another Subsidiary (other than (i) a Subsidiary that has been designated an Unrestricted Subsidiary or (ii) during a Suspension Period, a Subsidiary exclusively engaged in mortgage origination, title or insurance businesses) or (b) any Unrestricted Subsidiary is redesignated a Restricted Subsidiary, then, in each such case, the Issuer shall cause such Restricted Subsidiary to:

(1)                                  execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and this Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

(2)                                  deliver to the Trustee one or more Opinions of Counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

SECTION 4.14.                            Limitations on Dividends and Other Restrictions Affecting Restricted Subsidiaries.

The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)                                  pay dividends or make any other distributions on or in respect of its Equity Interests;

(b)                                 make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

(c)                                  transfer any of its assets to the Issuer or any other Restricted Subsidiary;

except for:

(1)                                  encumbrances or restrictions existing under or by reason of applicable law;

(2)                                  encumbrances or restrictions existing under this Indenture, the Notes and the Note Guarantees;

(3)                                  non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(4)                                  encumbrances or restrictions existing under agreements existing on the date hereof (including, without limitation, the Credit Facilities) as in effect on the date hereof or on any Reversion Date as in effect on that date;

(5)                                  restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

(6)                                  restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under this Indenture to any Person pending the closing of such sale;

(7)                                  any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets so acquired;

(8)                                  encumbrances or restrictions arising in connection with Refinancing Indebtedness; provided, however, that any such encumbrances and restrictions are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to the agreements creating or evidencing the Indebtedness being refinanced;

(9)                                  customary provisions in leases, partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of leasehold interests or ownership interests in such partnership, limited liability company, joint venture or similar Person;

(10)                            Purchase Money Indebtedness incurred in compliance with Section 4.06 that impose restrictions of the nature described in clause (c) above on the assets acquired; and

(11)                            any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) above; provided that such amendments or refinancings are, in the good faith judgment of the Issuer’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

SECTION 4.15.                            Limitations on Designation of Unrestricted Subsidiaries.

The Issuer may designate any Subsidiary of the Issuer as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1)                                  no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2)                                  the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of Section 4.08, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(1)                                  has no Indebtedness other than Permitted Unrestricted Subsidiary Debt;

(2)                                  is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer or such Restricted Subsidiary;

(3)                                  is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and

(4)                                  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to Section 4.08.

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under Section 4.06 or the Lien is not permitted under Section 4.11, the Issuer shall be in default of the applicable covenant.

The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1)                                  no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2)                                  all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.16.                            [Intentionally Omitted]

SECTION 4.17.                            Maintenance of Properties; Insurance; Compliance with Law.

(a)                                  The Issuer shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, necessary betterments and necessary improvements thereto.

(b)                                 The Issuer shall maintain, and shall cause to be maintained for each of its Restricted Subsidiaries, insurance covering such risks as are usually and customarily insured against by corporations similarly situated in the markets where the Issuer and the Restricted Subsidiaries conduct homebuilding operations, in such amounts as shall be customary for corporations similarly situated and with such deductibles and by such methods as shall be customary and reasonably consistent with past practice.

(c)                                  The Issuer shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or financial condition of the Issuer and their Subsidiaries taken as a whole.

SECTION 4.18.                            Payments for Consent.

The Issuer shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 4.19.                            Legal Existence.

Subject to Article Five, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.20.                            Change of Control Offer.

Upon the occurrence of a Change of Control Triggering Event, the Issuer shall be obligated to make an Offer to Purchase (the “Change of Control Offer”), and shall purchase, on a Business Day (the “Change of Control Payment Date”) not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Notes at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date.

The Change of Control Offer shall remain open for at least thirty (30) Business Days and until the close of business on the Change of Control Payment Date.  Issuer also agrees that if it intends or expects a Change of Control Triggering Event to occur, Issuer will initiate a review process with a Ratings Agency within ten (10) Business Days of the occurrence of such intention or expectation.

Within 30 days following the date upon which a Change of Control Triggering Event occurs (the “Change of Control Date”), the Issuer shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.  The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer.

Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Issuer.

The Issuer’s obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

The Issuer shall comply with applicable tender rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer.  To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.20, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.20 by virtue thereof.

SECTION 4.21.                            Suspension Period.

During a Suspension Period, the provisions of the Indenture described under Sections 4.06, 4.08, 4.09, 4.10, 4.12, 4.14, and 4.15 (collectively, the “Suspendable Covenants”) will not apply.  All other covenants and provisions of this Indenture will apply at all times so long as any Notes remain outstanding.

On the Reversion Date, all Indebtedness incurred during the Suspension Period will be classified to have been incurred pursuant to the Ratio Exception or one of the clauses set forth in the definition of Permitted Indebtedness (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reversion Date).  To the extent any Indebtedness would not so be permitted to be incurred pursuant to the Ratio Exception or any of the clauses set forth in the definition of Permitted Indebtedness, such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as Permitted Indebtedness under clause (3) of the second paragraph of Section 4.06 and permitted to be refinanced under clause (11) of the second paragraph of Section 4.06.

For purposes of calculating the amount available to be made as Restricted Payments under clause (3) of the first paragraph of Section 4.08, calculations under that clause will be made with reference to the Measurement Date as set forth in that clause.  Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under clause (3) and the items specified in subclauses (a) through (e) of clause (3) that occur during the Suspension Period will increase the amount available to be made as Restricted Payments under clause (3).  Any Restricted Payments made during the Suspension Period that are of the type described in clause (4) under the second paragraph of Section 4.08 shall reduce the amounts permitted to be incurred under such clause (4) on the Reversion Date.

For purposes of Section 4.09, on the Reversion Date, the Net Proceeds Offer Amount will be reset to zero.

SECTION 4.22.                            Treatment of Notes.

The Issuer will treat the Notes as indebtedness, and the amounts, other than payments of principal, payable in respect of the principal amount of such Notes as interest, for all U.S. federal income tax purposes.  All payments in respect of the Notes will be made free and clear of U.S. withholding tax to any beneficial owner thereof that has provided an Internal Revenue Service Form W-9 or W-8BEN (or any substitute or successor form) establishing its U.S. or non-U.S. status for U.S. federal income tax purposes, or any other applicable form establishing a complete exemption from U.S. withholding tax.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.                            Limitations on Mergers, Consolidations, Etc.

The Issuer shall not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into (other than a merger that satisfies the requirements of clause (1) below with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Issuer’s jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

(1)                                  either:

(a)                                  the Issuer will be the surviving or continuing Person; or

(b)                                 the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation or limited liability company organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer under the Notes and this Indenture; provided that at any time the Successor is a limited liability company, there shall be a co-issuer of the Notes that is a corporation;

(2)                                  immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

(3)                                  if such transaction or series of related transactions occurs other than during a Suspension Period, immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (a) the Consolidated Net Worth of the Issuer or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Issuer immediately prior to such transaction and (b) the Issuer or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Ratio Exception.

For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Except as provided under Section 10.05 no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:

(1)                                  either:

(a)                                  such Guarantor will be the surviving or continuing Person; or

(b)                                 the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor and this Indenture; and

(2)                                  immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Issuer, will be deemed to be the transfer of all or substantially all of the assets of the Issuer.

Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under this Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.

Notwithstanding the foregoing, any Restricted Subsidiary may merge into the Issuer or another Restricted Subsidiary.

SECTION 5.02.                            Successor Person Substituted.

Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Issuer or any Restricted Subsidiary in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Issuer is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Restricted Subsidiary under this Indenture with the same effect as if such successor corporation had been named as the Issuer or such Restricted Subsidiary herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 6.01.                            Events of Default.

Each of the following is an “Event of Default”:

(1)                                  failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days (whether or not such payment is prohibited by Article Eleven of this Indenture);

(2)                                  failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise (whether or not such payment is prohibited by Article Eleven of this Indenture);

(3)                                  failure by the Issuer to comply with Section 5.01 or, except in a Suspension Period, in respect of its obligations to make a Change of Control Offer;

(4)                                  failure by the Issuer to comply with any other agreement or covenant in this Indenture and continuance of this failure for 30 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(5)                                  default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a)                                  is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period,
(b)                                 results in the acceleration of such Indebtedness prior to its express final maturity or
(c)                                  results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $10.0 million or more;

(6)                                  one or more judgments or orders that exceed $10.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7)                                  the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a)                                  commences a voluntary case,
(b)                                 consents to the entry of an order for relief against it in an involuntary case,
(c)                                  consents to the appointment of a Custodian of it or for all or substantially all of its assets, or
(d)                                 makes a general assignment for the benefit of its creditors;

(8)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)                                  is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,
(b)                                 appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or
(c)                                  orders the liquidation of the Issuer or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days; or

(9)                                  any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee).

Subject to Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default, Event of Default, Change of Control or Asset Sale unless written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office of the Trustee by the Issuer or any other Person.

SECTION 6.02.                            Acceleration.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Issuer), shall have occurred and be continuing, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately.  Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Indenture.  If an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

SECTION 6.03.                            Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.  Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer.

SECTION 6.04.                            Waiver of Past Defaults and Events of Default.

Subject to Sections 6.02, 6.08 and 8.02, the Holders of a majority in aggregate principal amount of the Notes then outstanding have the right to waive any existing Default or compliance with any provision of this Indenture or the Notes.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05.                            Control by Majority.

The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Inden-

ture.  The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06.                            Limitation on Suits.

No Holder will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless the Trustee:

(1)                                  has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2)                                  has been offered indemnity satisfactory to it in its reasonable judgment; and

(3)                                  has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of Section 6.01).

SECTION 6.07.                            No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer will have any liability for any obligations of the Issuer under the Notes or this Indenture or of any Guarantor under its Note Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

SECTION 6.08.                            Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest of the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.09.                            Collection Suit by Trustee.

If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.10.                            Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

SECTION 6.11.                            Priorities.

If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

FIRST:  to the Trustee for amounts due under Section 7.06;

SECOND:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

THIRD:  to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

SECTION 6.12.                            Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

SECTION 6.13.                            Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.                            Corporate Trustee Required.

There shall at all times be a Trustee hereunder with respect to the Notes.  The Trustee shall be a corporation or national banking organization organized and doing business under the laws of the United States or of any state thereof, authorized to exercise corporate trust powers, having, or having a parent that has, a combined capital and surplus of at least $100,000,000, subject to supervision or examination by federal or state authority and having an office within the United States.  If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for the purposes of this Section 7.01, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.01, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Seven.

SECTION 7.02.                            Certain Duties and Responsibilities.

(1)                                  Except during the continuance of an Event of Default:

(a)                                  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(b)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture.

(2)                                  If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from the Holders of at least a majority in aggregate principal amount of the outstanding Notes, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(3)                                  Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.02.  To the extent that, at law or in equity, the Trustee has duties and liabilities relating to the Holders, the Trustee shall not be liable to any Holder for the Trustee’s good faith reliance on the provisions of this Indenture.  The provisions of this Indenture, to the extent that they restrict the duties and liabilities of the Trustee otherwise existing at law or in equity, are agreed by the Issuer, the Guarantors and the Holders to replace such other duties and liabilities of the Trustee.

(4)                                  No provisions of this Indenture shall be construed to relieve the Trustee from liability with respect to matters that are within the authority of the Trustee under this Indenture for its own negligent action, negligent failure to act or willful misconduct, except that:

(a)                                  the Trustee shall not be liable for any error or judgment made in good faith by an authorized officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
(b)                                 the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a majority in aggregate principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee under this Indenture; and
(c)                                  the Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer and money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.

SECTION 7.03.                            Notice of Defaults.

Within ninety (90) days after the occurrence of any Default actually known to the Trustee, the Trustee shall give the Holders notice of such Default unless such Default shall have been cured or waived; provided, that except in the case of a Default in the payment of the principal of or any premium or interest on any Notes, the Trustee shall be fully protected in withholding the notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interest of Holders of Notes; and provided, further, that in the case of any Default of the character specified in Section 6.01(4), no such notice to Holders shall be given until at least thirty (30) days after the occurrence thereof.

SECTION 7.04.                            Certain Rights of Trustee.

Subject to the provisions of Section 7.02:

(1)               the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in good faith and in accordance with the terms hereof upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)               if (i) in performing its duties under this Indenture the Trustee is required to decide between alternative courses of action, (ii) in construing any of the provisions of this Indenture the Trustee finds ambiguous or inconsistent with any other provisions contained herein or (iii) the Trustee is unsure of the application of any provision of this Indenture, then, except as to any matter as to which the Holders are entitled to decide under the terms of this Indenture, the Trustee shall deliver a notice to the Issuer requesting the Issuer’s written instruction as to the course of action to be taken and the Trustee shall take such action, or refrain from taking such action, as the Trustee shall be instructed in writing to take, or to refrain from taking, by the Issuer; provided, that if the Trustee does not receive such instructions from the Issuer within ten Business Days after it has delivered such notice or such reasonably shorter period of time set forth in such notice the Trustee may, but shall be under no duty to, take such action, or refrain from taking such action, as the Trustee shall deem advisable and in the best interests of the Holders, in which event the Trustee shall have no liability except for its own negligence, bad faith or willful misconduct;

(3)                                  any request or direction of the Issuer shall be sufficiently evidenced by a Issuer Request and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(4)                                  the Trustee may consult with counsel (which counsel may be counsel to the Trustee, the Issuer or any of its Affiliates, and may include any of its employees) and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)                                  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction, including reasonable advances for such costs, expenses and liabilities as may be requested by the Trustee;

(6)                                  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, note or other paper or document, but the Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(7)                                  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

(8)                                  whenever in the administration of this Indenture the Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action with respect to enforcing any remedy or right hereunder, the Trustee (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same aggregate principal amount of outstanding Notes as would be entitled to direct the Trustee under this Indenture in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such action until such instructions are received and (iii) shall be protected in acting in accordance with such instructions;

(9)                                  except as otherwise expressly provided by this Indenture, the Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Indenture;

(10)                            without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with any bankruptcy, insolvency or other proceeding referred to in clauses (7) or (8) of the definition of Event of Default, such expenses (including legal fees and expenses of its agents and counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy laws or law relating to creditors rights generally;

(11)                            whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate addressing such matter, which, upon receipt of such request, shall be promptly delivered by the Issuer;

(12)                            the Trustee shall not be charged with knowledge of any Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge or (ii) the Trustee shall have received written notice thereof from the Issuer or a Holder; and

(13)                            in the event that the Trustee is also acting as an Agent, hereunder, the rights and protections afforded to the Trustee pursuant to this Article Seven shall also be afforded such Agent.

SECTION 7.05.                            May Hold Notes.

The Trustee or any Agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer (with the same rights it would have if it were not Trustee or Agent).

SECTION 7.06.                            Compensation; Reimbursement; Indemnity.

(1)               Each of the Issuer and the Guarantors agrees:

(a)                                  to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder in such amounts as the Issuer, the Guarantors and the Trustee shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)                                 to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and
(c)                                  to the fullest extent permitted by applicable law, to indemnify the Trustee and its Affiliates, and their officers, directors, shareholders, agents, representatives and employees for, and to hold them harmless against, any loss, damage, liability, tax (other than income, franchise or other taxes imposed on amounts paid pursuant to (a) or (b) hereof), penalty, expense or claim of any kind or nature whatsoever incurred without negligence, bad faith or willful misconduct on its part arising out of or in connection with the acceptance or administration of this trust or the performance of the Trustee’s duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

(2)                                  To secure the Issuer’s payment obligations in this Section 7.06, each of the Issuer and the Guarantors hereby grants and pledges to the Trustee and the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, other than money or property held in trust to pay principal and interest on particular Notes.  Such lien shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

(3)                                  The obligations of the Issuer and the Guarantors under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee.

(4)                                  In no event shall the Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(5)                                  In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

SECTION 7.07.                            Resignation and Removal; Appointment of Successor.

(1)                                  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Seven shall become effective until the acceptance of appointment by the successor Trustee under Section 7.08.

(2)                                  The Trustee may resign at any time by giving written notice thereof to the Issuer.

(3)                                  Unless an Event of Default shall have occurred and be continuing, the Trustee may be removed at any time by the Issuer by a Board Resolution.  If an Event of Default shall have occurred and be continuing, the Trustee may be removed by Act of the Holders of a majority in aggregate principal amount of the outstanding Notes, delivered to the Trustee and to the Issuer.

(4)                                  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any reason, at a time when no Event of Default shall have occurred and be continuing, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee, and such successor Trustee and the retiring Trustee shall comply with the applicable requirements of Section 7.08.  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any reason, at a time when an Event of Default shall have occurred and be continuing, the Holders, by Act of the Holders of a majority in aggregate principal amount of the outstanding Notes, shall promptly appoint a successor Trustee, and such successor Trustee and the retiring Trustee shall comply with the applicable requirements of Section 7.08.  If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment within sixty (60) days after the giving of a notice of resignation by the Trustee or the removal of the Trustee in the manner required by Section 7.08, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, and any resigning Trustee may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(5)                                  If the Trustee is removed by the Issuer pursuant to a Board Resolution as contemplated by Section 7.07(3) or the Trustee shall have resigned, the Issuer shall give notice to all Holders in the manner provided in this Indenture of each resignation and each removal of the Trustee and each appointment of a successor Trustee.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 7.08.                            Acceptance of Appointment by Successor.

(1)                                  In case of the appointment hereunder of a successor Trustee, each successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(2)                                  Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) of this Section 7.8.

(3)                                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Seven.

SECTION 7.09.                            Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided, that such Person shall be otherwise qualified and eligible under this Article Seven.  In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation or as otherwise provided above in this Section 7.09 to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated, and in case any Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor Trustee or in the name of such successor Trustee, and in all cases the certificate of authentication shall have the full force which it is provided anywhere in the Notes or in this Indenture that the certificate of the Trustee shall have.

SECTION 7.10.                            Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any Agent assumes any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  Neither the Trustee nor any Agent shall be accountable for the use or application by the Issuer of the Notes or the proceeds thereof.

SECTION 7.11.                                                         Appointment of Authenticating Agent.

(1)               The Trustee may appoint an Agent or Agents with respect to the Notes, which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Article Three, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Agent.  Each Agent shall be acceptable to the Issuer and shall at all times be a corporation organized and doing business under the laws of the United States of America, or of any State or Territory thereof or the District of Columbia, authorized under such laws to act as Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority.  If such Agent publishes reports of condition at least annually pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.11 the combined capital and surplus of such Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Agent shall cease to be eligible in accordance with the provisions of this Section 7.11, such Agent shall resign immediately in the manner and with the effect specified in this Section 7.11.

(2)                                  Any Person into which an Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of an Agent shall be the successor Agent hereunder, provided such Person shall be otherwise eligible under this Section 7.11, without the execution or filing of any paper or any further act on the part of the Trustee or the Agent.

(3)                                  An Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer.  The Trustee may at any time terminate the agency of an Agent by giving written notice thereof to such Agent and to the Issuer.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Agent shall cease to be eligible in accordance with the provisions of this Section 7.11, the Trustee may appoint a successor Agent eligible under the provisions of this Section 7.11, which shall be acceptable to the Issuer, and shall give notice of such appointment to all Holders.  Any successor Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Agent.

(4)                                  Each of the Issuer and the Guarantors agrees to pay to each Agent from time to time reasonable compensation for its services under this Section 7.11 in such amounts as the Issuer, the Guarantors and the Agent shall agree from time to time.

(5)                                  If an appointment of an Agent is made pursuant to this Section 7.11, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Notes referred to in the within mentioned Indenture.

Dated:

WELLS FARGO BANK, N.A.,
not in its individual capacity, but solely as Trustee

By:
Authenticating Agent

ARTICLE EIGHT

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01.                            Without Consent of Holders.

The Issuer and the Trustee may amend, waive or supplement this Indenture, the Note Guarantees or the Notes without consent of any Holder:

(1)                                  to provide for the assumption of the Issuer’s obligations to the Holders pursuant to Section 5.01;

(2)                                  to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)                                  to cure any ambiguity, defect or inconsistency;

(4)                                  to release any Guarantor from any of its obligations under its Notes guarantee or this Indenture (to the extent permitted by this Indenture);

(5)                                  to maintain the qualification of this Indenture under the TIA; or

(6)                                  to make any other change that does not materially adversely affect the rights of any Holder hereunder.

The Trustee is hereby authorized to join with the Issuer and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

SECTION 8.02.                            With Consent of Holders.

This Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, this Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in aggregate principal amount of the Notes then outstanding; provided that:

(a)                                  no such amendment may, without the consent of the Holders of two-thirds in aggregate principal amount of Notes then outstanding, amend the obligation of the Issuer under Section 4.20 or the related definitions that could adversely affect the rights of any Holder; and

(b)                                 without the consent of each Holder affected, the Issuer and the Trustee may not:

(1)                                  change the maturity of any Note;

(2)                                  reduce the amount, extend the due date, reduce the rate of interest or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

(3)                                  reduce any premium payable upon optional redemption of the Notes, change the date on which any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes;

(4)                                  make any Note payable in money or currency other than that stated in the Notes;

(5)                                  change the place where any Note or interest thereon is payable;

(6)                                  modify or change any provision of this Indenture or the related definitions affecting the subordination of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

(7)                                  reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Notes;

(8)                                  impair the rights of Holders to receive payments of principal of or interest on the Notes;

(9)                                  release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except as permitted by this Indenture; or

(10)                            make any change in this Section 8.02.

No amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of any holder of Senior Debt or Guarantor Senior Debt under the subordination provisions of Article Eleven of this Indenture, without the consent of such holder or, in accordance with the terms of such Senior Debt or Guarantor Senior Debt, the consent of the agent or representative of such holder or the requisite holders of such Senior Debt or Guarantor Senior Debt.

After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

Upon the written request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuer and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 8.03.                            Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.04.                            Revocation and Effect of Consents.

Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note.  Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver.  If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

After an amendment, supplement, waiver or other action becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of

Section 8.02(b).  In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

SECTION 8.05.                            Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder of the Note (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee.  In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder.  Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06.                            Trustee To Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign it.  In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.02, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 12.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Issuer and Guarantors, enforceable against the Issuer and Guarantors in accordance with its terms (subject to customary exceptions).

ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.                            Discharge of Indenture.

The Issuer may terminate its obligations and the obligations of the Guarantors under the Notes, the Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 9.01, if

(1)                                  all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2)                                  (a)  all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to paragraph 6 of the Notes, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

(b)                                 the Issuer has paid all sums payable by it under this Indenture,

(c)                                  the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be, and

(d)                                 the Trustee, for the benefit of the Holders, has a valid, perfected, exclusive security interest in this trust.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel (as to legal matters) stating that all conditions precedent to satisfaction and discharge have been complied with.

After such delivery, the Trustee shall acknowledge in writing the discharge of the Issuer’s and the Guarantors’ obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Sections 7.06, 9.05 and 9.06 shall survive.

SECTION 9.02.                            Legal Defeasance.

The Issuer may at its option, by Board Resolution of the Board of Directors of the Issuer, be discharged from its obligations with respect to the Notes and the Guarantors discharged from their obligations under the Guarantees on the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:  (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Issuer’s obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.11 and 4.19, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.06) and (D) this Article Nine.  Subject to compliance with this Article

Nine, the Issuer may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 with respect to the Notes.

SECTION 9.03.                            Covenant Defeasance.

At the option of the Issuer, pursuant to a Board Resolution of the Board of Directors of the Issuer, (x) the Issuer and the Guarantors shall be released from their respective obligations under Sections 4.02 (except for obligations mandated by the TIA), 4.05 through 4.17, inclusive, and 4.20 and 4.21 and clause (3) of the first paragraph of Section 5.01 and (y) Section 6.01 (5) and (6) shall no longer apply with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”).  For this purpose, such Covenant Defeasance means that the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

SECTION 9.04.                            Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:

(1)                                  the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes, and the Trustee must have a valid, perfected, exclusive security interest in such trust,

(2)                                  in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(a)                                  the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or
(b)                                 since the date hereof, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3)                                  in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4)                                  no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

(5)                                  the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under this Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,

(6)                                  the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7)                                  the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) and, in the case of the Opinion of Counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuer’s obligations and the obligations of Guarantors under this Indenture will be revived and no such defeasance will be deemed to have occurred.

SECTION 9.05.	Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time any money or U.S. Government Obligations held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06.                            Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Guarantor’s obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 9.07.                            Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04, to the Issuer (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08.                            Moneys Held by Trustee.

Subject to applicable law, any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuer (or, if appropriate, the Guarantors), or if such moneys are then held by the Issuer or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and the Guarantors, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.03, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuer.  After payment to the Issuer or the Guarantors or the release of any money held in trust by the Issuer or any Guarantors, as the case may be, Holders entitled to the money must look only to the Issuer and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE TEN

GUARANTEE OF NOTES

SECTION 10.01.                      Guarantee.

Subject to the provisions of this Article Ten, each Guarantor, by execution of this Indenture, jointly and severally, unconditionally guarantees to each Holder (i) the due and punctual payment of the principal of and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other Obligations and due and punctual performance of all obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise.  Each Guarantor, by execution of this Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon.  Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article Six, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 10.02.                      Execution and Delivery of Guarantee.

To further evidence the Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit G hereto, shall be endorsed on each Note authenticated and delivered by the Trustee and such Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner, as the case may be, of each Guarantor.  The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Each of the Guarantors hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03.                      Subordination of Note Guarantees.

The obligations of each Guarantor under its Note Guarantee pursuant to this Article Ten shall be junior and subordinated to the prior payment in full of the Guarantor Senior Debt of such Guarantor in cash (including the termination or cash collateralization of all outstanding letters of credit and bank product obligations pursuant to the terms, if any, of the documents evidencing such Senior Debt) on the same basis as the Notes are junior and subordinated to Senior Debt of the Issuer.  For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article Eleven.

SECTION 10.04.                      Limitation of Guarantee.

The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.  Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

SECTION 10.05.                      Release of Guarantor.

A Guarantor shall be released from all of its obligations under its Guarantee if:

(i)                                     all of the assets of such Guarantor have been sold or otherwise disposed of in a transaction in compliance with the terms of this Indenture (including Sections 4.09, 4.20 and 5.01);
(ii)                                  all of the Equity Interests held by the Issuer and the Restricted Subsidiaries of such Guarantor have been sold or otherwise disposed of in a transaction in compliance with the terms of this Indenture (including Sections 4.20 and 5.01);
(iii)                               the Guarantor is designated an Unrestricted Subsidiary in compliance with the terms of this Indenture (including Section 4.15);

and in each such case, the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

The Trustee shall execute any documents reasonably requested by the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten.

SECTION 10.06.                      Waiver of Subrogation.

Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or Note on account of such claim or other rights.  If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.06 is knowingly made in contemplation of such benefits.

ARTICLE ELEVEN

SUBORDINATION OF NOTES

SECTION 11.01.                      Agreement to Subordinate.

The Issuer agrees, and each Holder by accepting a Note agrees, that the Obligations evidenced by the Notes are subordinated in right of payment, to the extent and in the manner provided in this Article Eleven, to the prior payment in full in cash of all Senior Debt (including the termination or cash collateralization of all outstanding letters of credit and bank product obligations pursuant to the terms, if any, of the documents evidencing such Senior Debt) (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of and enforceable by the holders of Senior Debt, including Senior Debt incurred after the date of this Indenture.

SECTION 11.02.                      Liquidation; Dissolution; Bankruptcy.

(a)                                  The holders of Senior Debt shall be entitled to receive payment in full in cash of all Obligations outstanding in respect of Senior Debt (including the termination or cash collateralization of all outstanding letters of credit and bank product obligations pursuant to the terms, if any, of the documents evidencing such Senior Debt) before the Holders of Notes will be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on or relating to the Notes (other than (A) in Permitted Junior Securities or (B) payments or other distributions made from any defeasance trust created pursuant to Section 9.01 or Section 9.04, in each case in accordance with the terms of this Indenture, including, without limitation, this Article Eleven) in the event of any distribution to creditors of the Issuer:

(1)                                  in a total or partial liquidation, dissolution or winding up of the Issuer;

(2)                                  in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its assets;

(3)                                  in an assignment for the benefit of creditors; or

(4)                                  in any marshalling of the Issuer’s assets and liabilities; and

(b)                                 If a payment or distribution is made to the Holders of the Notes that, due to the subordination provisions with respect to the Notes and the Note Guarantees, should not have been made to them, such holders are required to hold it in trust for the Holders of the Senior Debt and pay the payment or distribution over to the holders of the Senior Debt, as their interests may appear.

A distribution may consist of cash, securities or other property, by setoff or otherwise.

SECTION 11.03.                      Default on Designated Senior Debt.

(a)                                  The Issuer may not make any payment or distribution of any kind or character to the Trustee or any Holder with respect to any Obligations on or relating to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 9.01 or Section 9.04, in each case in accordance with the terms of this Indenture including, without limitation, this Article Eleven) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

(1)                                  a default (whether at stated maturity, upon acceleration or otherwise) in the payment of any principal or other Obligations with respect to Senior Debt occurs and is continuing; or

(2)                                  any other default, other than a payment default, on any Designated Senior Debt occurs and is continuing that then permits holders of such Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from the Representative of such Designated Senior Debt.  If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the receipt of the immediately prior Payment Blockage Notice.  No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days.  Any subsequent action or any breach of any financial covenants for a period ending after the date of delivery of the initial Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed or was continuing will constitute a new default for purposes of this clause (2).

(b)                                 The Issuer may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

(1)                                  in the case of a payment default (whether at stated maturity, upon acceleration or otherwise), the date upon which all payment defaults are cured or waived in accordance with the terms of the applicable Senior Debt, and

(2)                                  in the case of a default referred to in clause (2) of Section 11.03(a), the earliest of (1) the date on which all such nonpayment defaults are cured or waived (as evidenced by written notice to the Trustee from the Representative for such Designated Senior Debt), (2) 179 days after the date on which the applicable Payment Blockage Notice is received or (3) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless, in the case of clause (1), (2) or (3), the maturity of any Designated Senior Debt has been accelerated.

In the event that the Designated Senior Debt is accelerated because of a default other than a payment default thereunder in accordance with the terms of such Designated Senior Debt, and such acceleration has not been rescinded, then the failure to make the payment required arising from such acceleration shall constitute a payment default.

SECTION 11.04.                      Acceleration of Securities.

If payment of the Notes is accelerated because of an Event of Default, the Issuer shall promptly notify the Representative of the Designated Senior Debt of such acceleration.

SECTION 11.05.                      When Distribution Must Be Paid Over.

In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes (other than Permitted Junior Securities or payments and other distributions made from the defeasance trust described under Article Nine) when the payment is prohibited by Section 11.03, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under this Indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Eleven, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Issuer or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article Eleven, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 11.06.                      Notice by the Issuer.

The Issuer shall promptly notify the Trustee and the Paying Agent of any facts known to the Issuer that would cause a payment of any Obligations with respect to the Notes to violate this Article Eleven, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article Eleven.

SECTION 11.07.                      Subrogation.

After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt.  A distribution made under this Article Eleven to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Issuer and Holders, a payment by the Issuer on the Notes.

SECTION 11.08.                      Relative Rights.

This Article Eleven defines the relative rights of Holders of Notes and holders of Senior Debt.  Nothing in this Indenture shall:

(a)                                  impair, as between the Issuer and Holders of Notes, the obligation of the Issuer, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

(b)                                 affect the relative rights of Holders of Notes and creditors of the Issuer other than their rights in relation to holders of Senior Debt;

(c)                                  prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes; or

(d)                                 subordinate in favor of holders of Senior Debt or otherwise impair the rights of the Trustee under Section 7.06 hereof.

If the Issuer fails because of this Article Eleven to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 11.09.                      Subordination May Not Be Impaired by the Issuer.

No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuer or any Holder or by the failure of the Issuer or any Holder to comply with this Indenture.

SECTION 11.10.                      Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

Upon any payment or distribution of assets of the Issuer referred to in this Article Eleven, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

SECTION 11.11.                      Rights of Trustee and Paying Agent.

Notwithstanding the provisions of this Article Eleven or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article Eleven.  Only the Issuer or a Representative may give the notice.  Nothing in this Article Eleven shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.06 hereof.

The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Issuer or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article Eleven or otherwise.  With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Indenture and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

SECTION 11.12.                                        Authorization to Effect Subordination.

Each Holder of Notes, by the Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Eleven, and appoints the Trustee to act as such Holder’s attorney-in-fact for any and all such purposes.  If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.10 at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

ARTICLE TWELVE

MISCELLANEOUS

SECTION 12.01.                      Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.  If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified.  If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 12.02.                      Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

If to the Issuer or any Guarantor:

MERITAGE HOMES CORPORATION
17851 North 85th Street
Suite 300
Scottsdale, AZ  85255

Attention:  Chief Financial Officer
Fax Number:  (480) 998-9178

with, in the case of any notice furnished pursuant to Article Six, a copy to:

SNELL & WILMER L.L.P.
One Arizona Center
400 E. Van Buren St.
Phoenix, AZ  85004

Attention:  Steven D. Pidgeon, Esq.
Fax Number:  (602) 382-6070

If to the Trustee:

WELLS FARGO BANK, NATIONAL ASSOCIATION
919 North Market Street
Suite 700
Wilmington, Delaware  19801

Attention:  Corporate Trust Department
Fax Number:  (302) 575-2006

Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

The Issuer, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 12.03.                      Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 12.04.                      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, the Issuer or such Guarantor shall furnish to the Trustee:

(1)                                  an Officers’ Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                  an Opinion of Counsel (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05.                      Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture shall include:

(1)                                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 12.06.                      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or meetings of Holders.  The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 12.07.                      Business Days; Legal Holidays.

A “Business Day” is a day that is not a Legal Holiday.  A “Legal Holiday” is a Saturday, a Sunday or other day on which (i) commercial banks in the City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08.                      Governing Law.

This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York.

SECTION 12.09.                      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary thereof.  No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 12.10.                      No Recourse Against Others.

No recourse for the payment of the principal of or premium, if any, or interest, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or any Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director or employee, as such, past, present or future, of the Issuer or of any successor corporation or against the property or assets of any such stockholder, officer, employee or director, either directly or through the Issuer or any Guarantor, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Issuer and the Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee or director of the Issuer or any Guarantor, or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.  It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.

SECTION 12.11.                      Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 12.12.                      Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture.  Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 12.13.                      Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.14.                      Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

MERITAGE HOMES CORPORATION

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President and
Chief Financial Officer

MERITAGE HOMES OF ARIZONA, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President

MERITAGE HOMES CONSTRUCTION, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President

MERITAGE PASEO CROSSING, LLC

By:	Meritage Homes of Arizona, Inc., its Sole
Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President

MERITAGE PASEO CONSTRUCTION, LLC

By:	Meritage Homes Construction, Inc., its Sole
Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President

MERITAGE HOMES OF CALIFORNIA, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President

MERITAGE HOMES OF TEXAS GP, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President

MERITAGE HOMES OF TEXAS LP HOLDING, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President

MERITAGE HOMES OF TEXAS L.P.

By:	Meritage Homes of Texas GP, Inc.,
its General Partner

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President

MERITAGE HOMES OPERATING COMPANY, L.P.

By:	Meritage Holdings, L.L.C., its General
Partner

By:	Meritage Homes of Texas, L.P.,
its Sole Member

By:	Meritage Homes of Texas GP, Inc.,
its General Partner

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President

MERITAGE HOLDINGS, L.L.C.

By:	Meritage Homes of Texas L.P., its Sole
Member

By:	Meritage Homes of Texas GP, Inc.,
its General Partner

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President

MERITAGE HOMES OF TEXAS JOINT VENTURE HOLDING COMPANY, LLC

By:	Meritage Homes of Texas L.P., its Sole
Member

By:	Meritage Homes of Texas GP, Inc.,
its General Partner

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President

MTH-CAVALIER, LLC

By:	Meritage Homes Construction, Inc., its Sole
Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President

MTH GOLF, LLC

By:	Meritage Homes Construction, Inc., its Sole
Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President

CALIFORNIA URBAN BUILDERS, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President

MERITAGE HOMES OF NEVADA, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President

MERITAGE HOMES OF COLORADO, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President

MERITAGE HOMES OF FLORIDA, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President

CALIFORNIA URBAN HOMES, LLC

By:	Meritage Homes of California, Inc., its Sole
Member

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President

GREATER HOMES, INC.

By:	/s/ Larry W. Seay
	Name:	Larry W. Seay
	Title:	Executive Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Tracy M. McLamb
	Name:	Tracy M. McLamb
	Title:	Vice President

EXHIBIT A

CUSIP 59001AAAL6

MERITAGE HOMES CORPORATION

No. 1	$150,000,0000

7.731% SENIOR SUBORDINATED NOTE DUE 2017

MERITAGE HOMES CORPORATION, a Maryland corporation (the “Company”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of $150,000,000 dollars on April 30, 2017.

Interest Payment Dates: January 30, April 30, July 30 and October 30.

Record Dates: January 15, April 15, July 15 and October 15.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

MERITAGE HOMES CORPORATION

By:
	Name:	Larry W. Seay
	Title:	Executive Vice President and Chief
Financial Officer

By:
	Name:	C. Timothy White
	Title:	Executive Vice President, General
Counsel and Secretary

Dated: February     , 2007

Certificate of Authentication

This is one of the 7.731% Senior Subordinated Notes due 2017 referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:

Dated: February     , 2007

[FORM OF REVERSE OF NOTE]

MERITAGE HOMES CORPORATION

7.731% SENIOR SUBORDINATED NOTE DUE 2017

1.                                       Interest. MERITAGE HOMES CORPORATION, a Maryland corporation (the “Company”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 7.731% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including February    , 2007 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each January 30, April 30, July 30 and October 30 commencing on April 30, 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 7.731% per annum.

2.                                       Method of Payment. The Company will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on January 15, April 15, July 15 and October 15 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

3.                                       Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association (the “Trustee”) will act as a Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. Neither the Company nor any of its Affiliates may act as Paying Agent or Registrar.

4.                                       Indenture. The Company issued the Notes under an Indenture dated as of February    , 2007 (the “Indenture”) among the Company, the Guarantors (as defined in the Indenture) and the Trustee. This is one of an issue of Notes of the Company issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

5.                                       Subordination. The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full in cash of all Senior Debt.

6.                                       Optional Redemption.

(a)                                  The Notes will be redeemable, at the Company’s option, in whole or in part, on and after March 1, 2012 at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest on such Notes, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on March 1, of each of the years indicated below:

Year	Notes

2012	103.900%

2013	102.900%

2014	101.900%

2015	101.000%

2016	100.000%

(b)                                 At any time prior to March 1, 2010, the Company may on any one or more occasions redeem up to 35% of the principal amount of the Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price of 107.731% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that (a) at least 65% of the aggregate principal amount of the Notes remains outstanding after such redemption; and (b) the redemption occurs within 90 days of the date of the closing of such Qualified Equity Offering.

(c)                                  Notwithstanding the foregoing, prior to March 1, 2012, the Company may redeem all, or from time to time, a part of the Notes at a Redemption Price equal to 100.000% of the aggregate principal amount plus the Make Whole Amount and accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(d)                                 In the event of a redemption of fewer than all of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, while such Notes are listed, or if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and equitable. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days’ prior written notice, mailed by first class mail to a Holder’s last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

7.                                       Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Company defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

8.                                       Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

9.                                       [Intentionally omitted.]

10.                                 Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

11.                                 Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

12.                                 Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an “abandoned property” law designates another Person.

13.                                 Amendment, Supplement, Waiver, Etc. The Company, the Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

14.                                 Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

15.                                 Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee and the Company, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare all principal of and accrued interest on all Notes to be immediately due and payable and such amounts shall become immediately due and payable. If an Event of Default specified in Section 6.01(7) or (8) occurs with respect to the Company, the principal amount of and interest on, all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes or a default in the observance or performance of any of the obligations of the Company under Article Five of the Indenture) if it determines that withholding notice is in their best interests.

16.                                 Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

17.                                 Discharge. The Company’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

18.                                 Guarantees. The Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

19.                                 Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

20.                                 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York. The Trustee, the Company, the Guarantor and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

21.                                 Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

MERITAGE HOMES CORPORATION
17851 North 85th Street
Suite 300
Scottsdale, AZ 85255

Attention: Chief Financial Officer

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name
appears on the other side of
this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.09 or Section 4.20 of the Indenture, check the appropriate box:

☐ Section 4.09	☐ Section 4.20

If you want to have only part of the Note purchased by the Company pursuant to Section 4.09 or Section 4.20 of the Indenture, state the amount you elect to have purchased:

$
(multiple of $1,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this
Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

[FORM OF LEGEND FOR 144A NOTES AND OTHER NOTES
THAT ARE RESTRICTED NOTES]

[The Note (or its predecessor) evidenced hereby was originally issued in a transaction exempt from registration under Section 5 of the United States Securities Act of 1933, and the Note evidenced hereby may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom.  Each purchaser of the Note evidenced hereby is hereby notified that the seller may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A thereunder or another exemption under the Securities Act.  The holder of the Note evidenced hereby agrees for the benefit of Meritage Homes Corporation that (a) such Note may be resold, pledged or otherwise transferred only (1)(a) to a person who the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act), purchasing for its own account in a transaction meeting the requirements of Rule 144A under the Securities Act, (b) in a transaction meeting the requirements of Rule 144 of the Securities Act, (c) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act, (d) to an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an “Institutional Accredited Investor”) that is purchasing at least $100,000 of Notes for its own account or for the account of an institutional accredited investor (and based upon an opinion of counsel if Meritage Homes Corporation so requests) or (e) in accordance with another exemption from the registration requirements of the Securities Act provided that in the case of a transfer under clause (e) such transfer is subject to the receipt by the Trustee (and Meritage Homes Corporation, if it so requests) of a certification of the Transferor and an opinion of counsel to the effect that such transfer is in compliance with the Securities Act, (2) to Meritage Homes Corporation or any of its subsidiaries or (3) under an effective registration statement under the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and the indenture governing the Notes and (b) the holder will, and each subsequent holder is required to, notify any purchaser from it of the Note evidenced hereby of the resale restrictions set forth in (a) above.  If any resale or other transfer of any Note is proposed to be made under clause (a)(1)(d) above while these transfer restrictions are in force then the transferor shall deliver a letter from the transferee to Meritage Homes Corporation and the Trustee which shall provide, among other things, that the transferee is an institutional accredited investor and that it is acquiring the Securities for investment purposes and not for distribution in violation of the Securities Act.](a)

(a)           (4)(2) Legend?

[FORM OF ASSIGNMENT FOR 144A NOTES AND OTHER NOTES
THAT ARE  RESTRICTED NOTES]

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company.  The Agent may substitute another to act for him.

[Check One]

☐  (a)                                                                                                                this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

or

☐  (b)                                                                                                               this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

EXHIBIT C

[FORM OF LEGEND FOR REGULATION S NOTE]

This Note has not been registered under the U.S. Securities Act of 1933, as amended (the “Act”), and, unless so registered, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons unless registered under the Act or except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

[FORM OF ASSIGNMENT FOR REGULATION S NOTE]

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Company.  The Agent may substitute another to act for him.

[Check One]

☐  (a)                                                                                                                this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

or

☐  (b)                                                                                                               this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

EXHIBIT D

[FORM OF LEGEND FOR GLOBAL NOTE]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

This Note is a Global Note within the meaning of the indenture hereinafter referred to and is registered in the name of the Depository Trust Company, a New York corporation (“DTC”), or a nominee of DTC.  This Note is not exchangeable for Notes registered in the name of a person other than DTC or its nominee except in the limited circumstances described in the indenture, and no transfer of this Note (other than a transfer of this Note as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC) may be registered except in the limited circumstances described in the Indenture.

Unless this Note is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange, or payment, and any Note issued is registered in the name of CEDE & CO. or in such other name as it requested by an authorized representative of DTC (and any payment is made to CEDE & CO. or such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful inasmuch as the registered owner hereof, CEDE & CO., has an interest herein.

D-1

EXHIBIT E

Form of Certificate To Be

Delivered in Connection with

Transfers to Non-QIB Accredited Investors

Wells Fargo Bank, National Association

919 North Market Street

Suite 700

Wilmington, Delaware  19801

Attention:  Corporate Trust Department

Ladies and Gentlemen:

In connection with our proposed purchase of 7.731% Senior Subordinated Notes due 2017 (the “Notes”) of Meritage Homes Corporation, a Maryland Corporation (the “Company”), we confirm that:

1.                                       We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of February    , 2007 relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.                                       We understand that the Notes have not been registered under the Securities Act or any other applicable securities laws, have not been and will not be qualified for sale under the securities laws of any non-U.S. jurisdiction and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Company or any subsidiary thereof, (ii) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined in Rule 144A), (iii) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption form registration provided by Rule 144 under the Securities Act (if applicable) or (vi) pursuant to an effective registration statement, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

3.                                       We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other

E-1

information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.                                       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.

5.                                       We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

6.                                       We are not acquiring the Notes with a view toward the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:
Name:
Title:

Date:

E-2

EXHIBIT F

Form of Certificate To Be Delivered

in Connection with Transfers

Pursuant to Regulation S

Wells Fargo Bank, National Association

919 North Market Street

Suite 700

Wilmington, Delaware  19801

Attention:  Corporate Trust Department

Re:	Meritage Homes Corporation, a Maryland corporation (the “Company”)
7.731% Senior Subordinated Notes due 2017 (the “Notes”)

Dear Sirs:

In connection with our proposed sale of $                          aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)                                  the offer of the Notes was not made to a U.S. person or to a person in the United States;

(2)                                  either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)                                  no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;

(4)                                  the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)                                  we have advised the transferee of the transfer restrictions applicable to the Notes.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

F-1

Very truly yours,

[Name of Transferee]

By:

F-2

EXHIBIT G

NOTATION OF GUARANTEE

Each of the undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of February     , 2007 by and among Meritage Homes Corporation, as issuer, the Guarantors, as guarantors, and Wells Fargo Bank, National Association, as Trustee (as amended, restated or supplemented from time to time, the “Indenture”), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.  Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

[Signatures on Following Pages]

G-1

IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

[GUARANTORS]

By:
Name:
Title:

G-2